Exhibit 1.1
Willis Group Holdings PLC
$300,000,000 4.125% Senior Notes due 2016
$500,000,000 5.750% Senior Notes due 2021
Underwriting Agreement
New York, New York
March 14, 2011
Barclays Capital Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
     As Representatives of the several
     Underwriters named in Schedule I hereto
c/o Barclays Capital Inc.
     745 Seventh Avenue
     New York, New York 10019
Ladies and Gentlemen:
Willis Group Holdings PLC, an Irish public limited company (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $300,000,000 aggregate principal amount of its 4.125% Senior Notes due 2016 (the “2016 Notes”) and $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2021 (the “2021 Notes,” and collectively, the “Securities”) to be guaranteed (the “Guarantees”) on an unsecured unsubordinated basis by Willis Netherlands Holdings B.V. (a company organized under the laws of the Netherlands), Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited (each a company organized under the laws of England and Wales) and Willis North America Inc., a Delaware corporation (collectively, the “Guarantors”). The Securities will be issued under an indenture dated as of March 17, 2011, to be supplemented by a supplemental indenture (such indenture, as supplemented by such supplemental indenture, the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Except as otherwise specified or as the context otherwise implies, any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.
     1. Representations and Warranties. Each of the Issuer and the Guarantors jointly and severally represents and warrants to, and agrees with, each Underwriter that:
          (i) Each of the Issuer and the Guarantors meets the requirements for use of Form S-3 under the Act and together they have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-160129), on Form S-3, as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2 and Post-Effective Amendment No. 3 thereto, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
          (ii) On each Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the

Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.
          (iii) (A) The Disclosure Package, when taken together as a whole, and (B) each electronic roadshow when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
          (iv) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Issuer, any Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
          (v) (A) At the earliest time after the filing of the Registration Statement that the Issuer, any Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), none of the Issuer or any Guarantor was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.
          (vi) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(ii) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

          (vii) Each of the Issuer, the Guarantors and each of their respective Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Act) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized with requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
          (viii) All the outstanding ordinary or common equity interests or shares, as applicable, in each of the Issuer, the Guarantors and each of their respective Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth on Schedule II, all outstanding common equity interests or shares in each such Significant Subsidiary are owned by the Issuer or the Guarantors, as applicable, either directly or indirectly and, except as set forth in the Disclosure Package and the Final Prospectus, are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
          (ix) The Indenture has been duly authorized, executed and delivered by each of the Issuer and the Guarantors, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Issuer and the Guarantors in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, court protection, moratorium or other laws affecting creditors’ rights generally from time to time in effect, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and with respect to Irish law, to limitation periods imposed by law and other matters which are set out as qualifications or reservations as to matters of law of general application in any opinion provided hereunder); the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer and the Guarantors entitled to the benefits of the Indenture (subject to applicable bankruptcy, reorganization, insolvency, court protection, moratorium or other laws affecting creditors’ rights generally from time to time in effect, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and with respect to Irish law, to limitation periods imposed by law and other matters which are set out as qualifications or reservations as to matters of law of general application in any opinion provided hereunder); and the Guarantee of each Guarantor has been duly authorized and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, court protection or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
          (x) The Securities conform in all material respects to the respective descriptions thereof contained in the Disclosure Package and the Final Prospectus.
          (xi) The descriptions in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) of statutes, and other laws, rules and regulations, legal and governmental proceedings and contracts and other documents applicable to the Issuer and the Guarantors are accurate and fairly present in all material respects the information that is required to be described therein under the Act; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
          (xii) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.
          (xiii) Each of the Issuer and each Guarantor is not and, after giving effect to the offering and sale of the Securities as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
          (xiv) No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) such as have been obtained under the Act; and (2) such as may be required under the state securities laws (“Blue Sky laws”) of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
          (xv) None of the execution and delivery of this Agreement, the sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantors or any Significant Subsidiary pursuant to (i) the Memorandum and Articles of Association of the Issuer or the charter or by-laws (or similar organizational documents) of the Guarantors or the Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, partnership agreement, joint venture agreement or other agreement or instrument to which the Issuer, the Guarantors or any Significant Subsidiary is a party or is bound or to which its or their properties or assets are subject (collectively, “Contracts”) or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer, the Guarantors or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, the Guarantors or any Significant Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (xvi) The consolidated historical financial statements of the Issuer and its consolidated subsidiaries, and the related notes thereto, included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Issuer and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the captions “Prospectus Supplement Summary — Summary Consolidated Financial Data” in the Preliminary Prospectus, the Final Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein. The selected financial data set forth under the caption “Selected Financial Data” in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”) fairly present in all material respects, on the basis stated in the Annual Report, the information included therein.
          (xvii) Except as disclosed in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or to the knowledge of the Issuer, threatened or contemplated, to which the Issuer or any of its Significant Subsidiaries is or may be a party or to which the business, property or assets of the Issuer or any of its Significant Subsidiaries is or may be subject, (ii) to the knowledge of the Issuer, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a court of competent jurisdiction to which the Issuer or any of its Significant Subsidiaries is or may be subject, that has been issued and is outstanding that, in the case of clauses (i), (ii) or (iii) above (x) would reasonably be expected to have a Material Adverse Effect or (y) seeks to restrain, enjoin, interfere with, or would reasonably be expected to adversely affect in any material respect, the performance of this Agreement or any of the transactions contemplated by this Agreement; and the Issuer and the Guarantors have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Disclosure Package and the Final Prospectus.
          (xviii) None of the Issuer or the Guarantors is (i) in violation of its charter or by-laws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Issuer or the Guarantors or any of their respective properties or assets or (iii) in breach or default in the performance of any Contract, except, in the case of clauses (i), (ii) and (iii) for any such violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xix) Deloitte LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Act and the applicable rules and regulations thereunder.
          (xx) No stamp, registration, documentary, transfer, sales, stock exchange, value-added, withholding or any other similar duty or tax is payable in the United States, the Netherlands, the United Kingdom, Ireland or any other jurisdiction in which the Issuer or any of the Guarantors is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement by the Issuer and the Guarantors or the issuance, sale or delivery of the Securities to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus.
          (xxi) Each of the Issuer and its Significant Subsidiaries has filed all federal, state, local and foreign (including, without limitation, the Netherlands, the United Kingdom and Ireland) tax returns required to be filed to the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all material taxes shown as due thereon; and other than tax deficiencies which the Issuer or any such Significant Subsidiary is contesting in good faith and for which the Issuer or any such Significant Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Issuer or any of its Significant Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (xxii) Each of the Issuer and its Significant Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, to all property and assets described in the Disclosure Package and the Final Prospectus as being owned by it and good title to all leasehold estates in the real property described in the Disclosure Package and the Final Prospectus as being leased by it except for (i) liens for taxes not yet due and payable, (ii) liens, claims, encumbrances and restrictions that do not materially interfere with the use made and proposed to be made of such properties (including, without limitation, purchase money mortgages), and (iii) to the extent the failure to have such title or the existence of such liens, claims, encumbrances and restrictions would not reasonably be expected to have a Material Adverse Effect.
          (xxiii) Neither the Issuer nor any of its Significant Subsidiaries is involved in any labor dispute nor, to the best of the knowledge of the Issuer, is any labor dispute threatened which, if such dispute were to occur, would reasonably be expected to have a Material Adverse Effect.
          (xxiv) The Issuer and each of its Significant Subsidiaries maintain insurance insuring against such losses and risks as the Issuer reasonably believes is adequate to protect the Issuer and each of its Significant Subsidiaries and their respective businesses, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Issuer and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect; none of the Issuer or any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Issuer or any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
          (xxv) Under the current laws and regulations of Ireland, all payments made hereunder and on the Securities may be paid by the Issuer to the holder thereof in United States dollars that may be freely transferred out of Ireland and all such payments made to holders thereof who are non-residents of Ireland will not be subject to income, withholding or other taxes under the laws or regulations of Ireland in the circumstances, described under the heading “Certain Material Income Tax Consequences—Irish Taxation” in the Final Prospectus and will otherwise be free of any other tax, duty, withholding or deduction in Ireland and without the necessity of obtaining any governmental authorization in Ireland.
          (xxvi) Under the current laws and regulations of the Netherlands, England and Wales, all payments made hereunder and on the Securities may be paid by any Guarantor organized in such jurisdictions to the holder thereof in United States dollars that may be freely transferred out of the Netherlands and England and Wales as applicable, and all such payments made to holders thereof who are non-residents of the Netherlands and England and Wales as applicable, will not be subject to income, withholding or other taxes under the laws or regulations of the Netherlands and England and Wales as applicable, and will otherwise be free of any other tax, duty, withholding or deduction in England and Wales as applicable, and without the necessity of obtaining any governmental authorization in England and Wales as applicable.
          (xxvii) Each of the Issuer and its Significant Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all appropriate federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on the business of the Issuer, and its Significant Subsidiaries as now conducted as set forth in the Disclosure Package and the Final Prospectus, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (“Permits”); each of the Issuer and its Significant Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and, to the best knowledge of the Issuer, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or such impairment, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Issuer or its Significant Subsidiaries has not received any notice of any proceeding relating to revocation or modification of any such Permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (xxviii) The Issuer and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) the Issuer’s financial records, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Issuer; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Issuer are being made only in accordance with authorizations of management and directors of the Issuer; and (iii) unauthorized acquisition, use or disposition of the Issuer’s assets that could have a material effect on the Issuer’s financial statements are detected in a timely manner. The Issuer and its subsidiaries maintain internal control over financial reporting, and such internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and such internal control over financial reporting is effective. The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Issuer in the reports that the Issuer files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
          (xxix) The Issuer and the Guarantors have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security issued by any of them to facilitate the sale or resale of the Securities.
          (xxx) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Issuer, the Issuer and its Significant Subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials (“Environmental Laws”). The term “Hazardous Material” means (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any

“hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Issuer or its Significant Subsidiaries has received any written notice and there is no pending or, to the best knowledge of the Issuer, threatened action, suit or proceeding before or by any court or governmental agency or body alleging liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Issuer or any of its Significant Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location owned by the Issuer or any Significant Subsidiary of the Issuer, or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability would be required to be described in the Preliminary Prospectus, the Final Prospectus or the Registration Statement under the Act, or (y) which alleged or potential liability would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (xxxi) None of the Issuer or its subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which it makes or ever has made a contribution and in which any employee of it is or has ever been a participant. With respect to such plans, each of the Issuer and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. In addition, the Issuer has caused (i) all pension schemes maintained by or for the benefit of any of the Issuer’s subsidiaries organized under the laws of England and Wales or any of its employees to be maintained and operated in all material respects in accordance with all applicable laws from time to time and (ii) all such pension schemes to be funded in accordance with the governing provisions of such schemes, except to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (xxxii) The subsidiaries listed on Schedule III attached hereto are the only Significant Subsidiaries of the Issuer as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).
          (xxxiii) The Issuer and each of its Significant Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and copyrights necessary to conduct the business described in the Disclosure Package and the Final Prospectus, except where the failure to own or possess or have the ability to acquire any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the

Issuer or any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyrights which, if such assertion of infringement or conflict were sustained, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (xxxiv) None of the Issuer, the Guarantors or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Netherlands, England and Wales or Ireland.
          (xxxv) To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Securities and any other document to be furnished hereunder in Ireland, it is not necessary that this Agreement, the Securities or such other document be filed or recorded with any court or other authority in Ireland or any stamp or similar tax be paid in Ireland on or in respect of this Agreement, the Securities or any such other document.
          (xxxvi) The Issuer and the Guarantors have duly and irrevocably appointed Adam Ciongoli, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York, 10281, as its agent to receive service of process with respect to actions arising out of or in connection with (i) this Agreement; and (ii) violations of United States federal securities laws relating to offers and sales of the Securities.
          (xxxvii) Under Irish law, Dutch law and the law of England and Wales the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Ireland, the Netherlands or England and Wales or subject to any taxation in Ireland, the Netherlands or England and Wales by reason only of the entry into, performance or enforcement of this Agreement to which they are a party or the transactions contemplated hereby, provided that the Underwriters do not execute this Agreement (or any documents contemplated thereby) in Ireland and do not carry out any of the activities or operations relating to this Agreement (or the transactions contemplated thereby) in Ireland, through a branch, agency or otherwise. It is not necessary under Irish law, Dutch law or the law of England and Wales that the Underwriters be authorized, licensed, qualified or otherwise entitled to carry on business in Ireland, the Netherlands or England and Wales for their execution, delivery, performance or enforcement of this Agreement.
          (xxxviii) Under Irish law, a final and conclusive judgment properly obtained in a New York State court or U.S. federal court in the State of New York of competent jurisdiction based upon this Agreement, the Securities or the Indenture under which a sum of money is payable, may be the subject of enforcement proceedings in Ireland under common law rules on the debt evidenced by the judgment of such court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:
          (1) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Ireland;
          (2) the judgment is not contrary to public policy in Ireland, has not been obtained by fraud or in proceedings contrary to natural or constitutional justice, and the judgment is not inconsistent with a prior Irish judgment; and
          (3) the proceedings are instituted in Ireland within the applicable limitation period.
          (xxxix) Under Dutch law, a final and conclusive judgment properly obtained in a New York State court or U.S. federal court in the State of New York of competent jurisdiction under this Agreement, the Securities or the Indenture, including the Guarantee of any Guarantor, against Willis Netherlands Holdings B.V., will not automatically be recognized, but the relevant claim must be brought before the competent court of the Netherlands, whereby the U.S. judgment may be the subject of enforcement proceedings in the Netherlands under the laws governing debt evidenced by such judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that the enforcement of such judgment complies with Dutch procedural law, which requires that:
(i)	the judgment was rendered by the foreign court that was (based on internationally accepted grounds) competent to take cognizance of the matter;

(ii)	the judgment is the outcome of a ‘proper’ judicial procedure (behoorlijke rechtspleging); and

(iii)	the judgment is not manifestly incompatible with the public policy (openbare orde) of the Netherlands.
          (xl) A final and conclusive judgment properly obtained in a New York State court or U.S. federal court in the State of New York of competent jurisdiction under this Agreement, the Securities or the Indenture, including the Guarantee of any Guarantor, against Willis Investment UK Holdings Limited,TA I Limited, Trinity Acquisition plc and Willis Group Limited will be recognized in England, and given effect in England at common law by an action or counterclaim for the amount due under such judgment, without a substantive re-examination of the merits of such judgment.
          (xli) The operations of the Issuer and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.
          (xlii) None of the Issuer, its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer and its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuer and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          Any certificate signed by any officer of the Issuer or of any Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer or the Guarantors, as the case may be, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to, and the Guarantors agree to cause the Issuer to, sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 99.887% of the principal amount of the 2016 Notes and 98.445% of the principal amount of the 2021 Notes plus accrued interest on the Securities from March 15, 2011 to the date of delivery, the amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 17, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Issuer and the Guarantors or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
     5. Agreements. Each of the Issuer and the Guarantors jointly and severally agree with the several Underwriters that:

          (i) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (ii) The Issuer shall prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by you and shall file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
          (iii) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
          (iv) If, at any time when the Final Prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer will (1) promptly notify the Representatives of any such event, (2) as soon as practicable, prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (4) promptly supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
          (v) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
          (vi) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
          (vii) The Issuer and each Guarantor will cooperate with you and counsel for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject.
          (viii) The Issuer and the Guarantors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security issued by any of them to facilitate the sale or resale of the Securities.
          (ix) The Issuer agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Free Writing Prospectus, each Preliminary Prospectus, the Final

Prospectus, and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Free Writing Prospectus, each Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (8) transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer and the Guarantors; and (10) all other costs and expenses incurred by the Issuer and the Guarantors that are incidental to the performance by the Issuer and the Guarantors of their respective obligations hereunder.
          (x) Each of the Issuer and each Guarantor agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 5(ii) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer and each Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their respective obligations hereunder and to the following additional conditions:
          (a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(ii) hereof, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (b) The Issuer shall have requested and caused Weil, Gotshal & Manges LLP, U.S. and U.K. counsel for the Issuer, to have furnished to the Representatives their opinion and letter, dated the Closing Date and addressed to the Representatives, in the forms set forth on Annexes A-I(1) and A-I(2) and A-II hereto.
          (c) The Issuer shall have requested and caused Matheson Ormsby Prentice, Irish counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex B hereto.
          (d) The Issuer shall have requested and caused Baker & McKenzie Amsterdam N.V., Dutch counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex C hereto.
          (e) Adam Ciongoli, the Issuer’s General Counsel, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex D hereto.
          (f) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (g) The Issuer shall have furnished to the Representatives a certificate signed by Michael Neborak and Adam Ciongoli, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

          (i) the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Issuer, threatened; and
          (iii) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no event or development that has had, or that would reasonably be expected to have, a Material Adverse Effect.
          (h) The Issuer shall have requested and caused Deloitte LLP to have furnished to the Representatives, (i) at the Execution Time, a letter dated as of the Execution Time, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Preliminary Prospectus and Disclosure Package, which letter shall use a “cut-off date” not earlier than three business days prior to the Execution Time, and (ii) at the Closing Date, a “bring down” comfort letter dated as of the Closing Date, in form and substance satisfactory to the Representatives, that reaffirms the statements made in the letter pursuant to subclause (i) of this Section 6(h), except that the specified cut-off date referred to shall be a date not more than three business days prior to the Closing Date.
          (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
          (j) Prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.
          (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of debt securities of the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 885 Third Avenue, New York, New York, 10022 on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Issuer or of any of the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer and the Guarantors will reimburse the Underwriters severally through the Representatives on demand accompanied by reasonable supporting documentation for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) Each of the Issuer and the Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other foreign, federal, state or statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(ii) hereof or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is that described in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Issuer and the Guarantors may otherwise have.
          (b) The Issuer shall pay, and indemnify and hold harmless each Underwriter against, any stamp, registration, documentary, transfer, sales, stock exchange, value-added, withholding or any other similar duty or tax in connection with the execution or delivery of this Agreement by the Issuer and the Guarantors or the issuance, sale or delivery of the Securities to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus. All payments to be made by the Issuer or any Guarantor to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer or Guarantor, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or Guarantor, as applicable, shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer and the Guarantors, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Issuer or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Guarantors acknowledge that the statements set forth in the ninth paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the fourth paragraph relating to concessions and reallowances, and (iii) the sixth, seventh and eighth paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.
          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (e) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Guarantors and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Guarantors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Guarantors on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or any of the Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Issuer or any of the Guarantors who shall have signed the Registration Statement and each director of the Issuer or any Guarantor shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Issuer or the Guarantors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and the Guarantors and any non-defaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if (a) at any time subsequent to the execution and delivery of this Agreement and prior to such time (i) trading in the Issuer’s ordinary shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, the United Kingdom or Ireland of a national emergency or war, or other calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iii), the effect of such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer and the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer and the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Investment Grade Syndicate, Fax: (212) 412-7305 (with a copy to the General Counsel at the same address); if sent to the Issuer, will be mailed, delivered or telefaxed to (212) 519-5407 and confirmed to it at One World Financial Center, 200 Liberty Street, 7th Floor, New York, New York, 10281, Attention: Corporate Secretary.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No Fiduciary Duty. Each of the Issuer and the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantors, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or the Guarantors and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuer and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer or the Guarantors on related or other matters). Each of the Issuer and the Guarantors agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or the Guarantors, in connection with such transaction or the process leading thereto.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each of the Issuer and the Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(i) above contained in the Registration Statement at the Execution Time.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the final term sheet prepared and filed pursuant to Section 5(ii) hereto, if any, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(i) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
          “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Underwriters.

Very truly yours, WILLIS GROUP HOLDINGS PLC
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Group General Counsel

WILLIS NETHERLANDS HOLDINGS B.V.
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Authorized Officer

WILLIS INVESTMENT UK HOLDINGS LIMITED
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Authorized Officer

TA I LIMITED
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Authorized Officer

TRINITY ACQUISITION PLC
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Authorized Officer

WILLIS GROUP LIMITED
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Authorized Officer

WILLIS NORTH AMERICA INC.
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
For itself and the other several
Underwriters named in Schedule I
to the foregoing Agreement.
Barclays Capital Inc.

By:	/s/ TRAVIS BARNES
	Name:	Travis Barnes
	Title:	Managing Director

Goldman, Sachs & Co.
By:	/s/ GOLDMAN, SACHS & CO
(Goldman, Sachs & Co.)

Morgan Stanley & Co. Incorporated
By:	/s/ YURIJ SLYZ
	Name:	Yurij Slyz
	Title:	Executive Director

Schedule I

	Principal Amount of	Principal Amount of
Underwriters	the 2016 Notes	the 2021 Notes
Barclays Capital Inc.	82,500,000	137,500,000
Goldman, Sachs & Co.	37,500,000	62,500,000
Morgan Stanley & Co. Incorporated	37,500,000	62,500,000
Willis Securities, Inc.	30,000,000	50,000,000
Citigroup Global Markets Inc.	25,500,000	42,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000	25,000,000
J.P. Morgan Securities LLC	15,000,000	25,000,000
Keefe, Bruyette & Woods, Inc.	15,000,000	25,000,000
RBS Securities Inc.	12,000,000	20,000,000
SunTrust Robinson Humphrey, Inc.	12,000,000	20,000,000
ING Financial Markets LLC	6,000,000	10,000,000
Lloyds Securities Inc.	6,000,000	10,000,000
Wells Fargo Securities, LLC	6,000,000	10,000,000

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Schedule II
Exceptions
None.

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Schedule III
Significant Subsidiaries
Willis Netherlands Holdings B.V.
Willis Investment UK Holdings Limited
TA I Limited
Trinity Acquisition Limited
Willis Group Limited
Willis Faber Limited
Willis Limited
Willis International Limited
Willis Overseas Investments Limited
Willis Europe B.V.
Willis North America, Inc.
Willis US Holding Company Inc.
Willis HRH, Inc.
Willis Re, Inc.

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Schedule IV
Free Writing Prospectuses
Issuer Free Writing Prospectus Filed Pursuant to Rule 433
Dated March 14, 2011
Registration Statement No. 333-160129
$300,000,000 4.125% Senior Notes due 2016

Issuer:	Willis Group Holdings Public Limited Company
Guarantors:	Willis Netherlands Holdings B.V.
Willis Investment UK Holdings Limited
TA I Limited
Trinity Acquisition plc
Willis Group Limited
Willis North America Inc.
Ratings*:	Baa3 (Moody’s)/BBB- (S&P)
Security Type:	Senior unsubordinated unsecured notes
Principal Amount:	$300,000,000
Issue Price:	99.487%
Proceeds to Issuer (before discount and expenses)	$298,461,000
Trade Date:	March 14, 2011
Settlement Date:	March 17, 2011 (T + 3)
Maturity Date:	March 15, 2016
Coupon:	4.125%

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, commencing on September 15, 2011
Yield to Maturity:	4.240%
Treasury Benchmark:	2.125% due February 29, 2016
Treasury Yield:	1.990%
Spread to Benchmark Treasury:	225 basis points (2.250%)
Optional Redemption:	The Issuer may redeem the notes in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:
•	100% of the principal amount of the notes being redeemed; and

•	The remaining scheduled payments of principal and interest on the notes being redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to

S-IV-1

the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 35 basis points with respect to such a redemption of the notes.

In the case of any such redemption, the Issuer will also pay accrued and unpaid interest, if any, to the redemption date.
CUSIP/ISIN:	97063PAA2 / US97063PAA21
$500,000,000 5.750% Senior Notes due 2021

Issuer:	Willis Group Holdings Public Limited Company
Guarantors:	Willis Netherlands Holdings B.V.
Willis Investment UK Holdings Limited
TA I Limited
Trinity Acquisition plc
Willis Group Limited
Willis North America Inc.
Ratings*:	Baa3 (Moody’s)/BBB- (S&P)
Security Type:	Senior unsubordinated unsecured notes
Principal Amount:	$500,000,000
Issue Price:	99.095%
Proceeds to Issuer (before discount and expenses)	$495,475,000
Trade Date:	March 14, 2011
Settlement Date:	March 17, 2011 (T + 3)
Maturity Date:	March 15, 2021
Coupon:	5.750%

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, commencing on September 15, 2011
Yield to Maturity:	5.871%
Treasury Benchmark:	3.625% due February 15, 2021
Treasury Yield:	3.371%
Spread to Benchmark Treasury:	250 basis points (2.500%)
Optional Redemption:	The Issuer may redeem the notes in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:
•	100% of the principal amount of the notes being redeemed; and

•	The remaining scheduled payments of principal and

S-IV-2

interest on the notes being redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 40 basis points with respect to such a redemption of the notes.

In the case of any such redemption, the Issuer will also pay accrued and unpaid interest, if any, to the redemption date.
CUSIP/ISIN:	97063PAB0 / US97063PAB04

Joint Book-Running Managers:	Barclays Capital Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

Joint Lead Managers:	Willis Securities, Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.
RBS Securities Inc.
SunTrust Robinson Humphrey, Inc.
Co-Managers:	ING Financial Markets LLC
Lloyds Securities Inc.
Wells Fargo Securities, LLC
After giving effect to this offering of notes and the application of the net proceeds therefrom, as of December 31, 2010, Willis Group Holdings Public Limited Company’s total consolidated indebtedness would have been $2,477 million and cash and cash equivalents would have been $368 million. Also, on a pro forma basis after giving effect to this offering and the use of proceeds therefrom, Willis Group Holdings Public Limited Company’s consolidated ratio of earnings to fixed charges for the year ended December 31, 2010 would have been 4.8x.
This communication is intended for the sole use of the person to whom it is provided by the issuer.
*Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.
The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange

S-IV-3

Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Barclays Capital Inc., toll-free at 1-888-603-5847 or Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, at 1-866-471-2526 or by facsimile to 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, or Morgan Stanley & Co. Incorporated, toll-free at 1-866-718-1649.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

S-IV-4

Annex A-I(1)

U.S. Opinion of Weil, Gotshal & Manges LLP
     1. The US Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Pricing Disclosure Package.
     2. All of the outstanding shares of capital stock of the US Guarantor are owned of record by Willis Group Limited. To our knowledge, such shares are also owned beneficially by Willis Group Limited and are free and clear of all adverse claims.
     3. The US Guarantor has all requisite corporate power and authority to execute and deliver the Note Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of such Note Documents by the US Guarantor has been duly authorized by all necessary corporate action on the part of the US Guarantor. Such Note Documents have been duly and validly executed and delivered by the US Guarantor.
     4. Each of the Indenture and the Supplemental Indenture (assuming the due authorization, execution and delivery thereof by the Issuer, the Non-US Guarantors and the Trustee) constitutes the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     5. The Indenture and the Supplemental Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended.
     6. Assuming the due authorization, execution and delivery thereof by the Issuer and the Non-US Guarantors, when the Notes have been delivered to and paid for by the Underwriters in accordance with the Agreement (assuming the due authentication thereof by the Trustee), the Notes will constitute the legal, valid and binding obligations of the Issuer, and the Guarantees will constitute the legal, valid and binding obligations of the Guarantors, in each case enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     7. The execution and delivery by the Issuer and the Guarantors of the Note Documents and the performance by the Issuer and the Guarantors of their respective obligations thereunder will not (A) conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the US Guarantor, (ii) any of the terms, conditions or provisions of any material agreement referred to in Schedule A hereto, (iii) New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any New York, Delaware corporate or federal court or governmental authority binding on the Issuer or the Guarantors of which we are aware.
     8. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Issuer or the Guarantors of the Agreement, the consummation by the Issuer or the Guarantors or the transactions contemplated thereby or the performance by the Issuer or the Guarantors of their respective obligations thereunder, except for filings and other actions required pursuant to federal and state securities or blue sky laws as to which we express no opinion in this paragraph, and those already obtained.
     9. None of the Issuer or the Guarantors are an “investment company” or a company “controlled” by an “investment company” required to be registered under the Investment Company Act of 1940.
     10. To our knowledge, there is no litigation, proceeding or governmental investigation pending against the Issuer or the Guarantors that relates to any of the transactions contemplated by the Agreement.
     11. The statements in the Pricing Disclosure Package under the caption “Certain Material Income Tax Consequences – United States Taxation”, insofar as such statements summarize United States federal income tax law, are accurate in all material respects.
     12. The statements in the Pricing Disclosure Package under the caption “Description of Notes” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

Annex A-I(2)
U.K. Opinion of Weil, Gotshal & Manges LLP
1.	Each of the U.K. Guarantors is a company duly incorporated under the laws of England and Wales and the results of our searches revealed no order or resolutions to wind-up the U.K. Guarantors and no notice of appointment in respect of the U.K. Guarantors of a liquidator, receiver or administrative receiver;
2.	The execution of the Agreements has been duly authorised by all necessary corporate action on the part of each of the U.K. Guarantors and the Agreements have been duly executed by each of the U.K. Guarantors;
3.	The execution of the Agreements and the issuance of the Guarantees does not and will not result in any violation by the U.K. Guarantors of any term of the memorandum or articles of association of any U.K. Guarantor or of any law or regulation having the force of law in England and applicable to the U.K. Guarantors;
4.	There are no registrations or filings required by any U.K. Guarantor in England, and no consents, approvals, authorisations or orders required by any U.K. Guarantor from any governmental or other regulatory agency in England in connection with the execution and delivery of the Agreements;
5.	A final and conclusive judgment properly obtained in a New York State court or U.S. federal court in the State of New York of competent jurisdiction under the Agreements or the Securities, including the Guarantee of any U.K. Guarantor, against any U.K. Guarantor ought to be recognised in England, and given effect in England at common law by an action or counterclaim for the amount due under such judgment, without a substantive re-examination of the merits of such judgment; and
6.	Willis Netherlands Holdings B.V. is the only shareholder included in the shareholder register of Willis Investment UK Holdings Limited; Willis Investment UK Holdings Limited is the only shareholder included in the shareholder register of TA I Limited; TA I Limited is the only shareholder included in the shareholder register of Trinity Acquisition plc and Trinity Acquisition plc is the only shareholder included in the shareholder register of Willis Group Limited.

Annex A-II

Negative Assurance Letter of Weil, Gotshal & Manges LLP
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained or incorporated by reference in the Offering Documents.
We have reviewed the Offering Documents (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its Ireland counsel, its independent public accountants, you and your counsel at which conferences the contents of the Offering Documents, the Incorporated Documents and related matters were discussed.
Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), and the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement (including the Incorporated Documents), as of its most recent effective date (which for purposes of this letter is understood to be the date of the Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package (including the Incorporated Documents), as of 4:00 PM on March 14, 2011, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex B

Opinion of Irish Counsel
1.	The Company has been duly incorporated and is validly existing as a public company with limited liability under the laws of Ireland. Based upon the Searches, no steps have been taken to appoint a receiver or examiner to or to wind up the Company.

2.	The Company has full power and authority to enter into the Documents and to exercise its rights and perform its obligations thereunder and all corporate action required to authorise the execution and delivery of the Documents and its performance of its obligations thereunder has been taken.

3.	The Documents have been duly authorised, executed and delivered by the Company.

4.	The execution, delivery and performance by the Company of the Documents and the issue of the Notes will not violate (i) any existing law or regulation under the laws of Ireland applicable to companies in general or (ii) any provision of its memorandum and articles of association.

5.	The Notes have been duly authorised by the Company for offer, sale, issuance and delivery pursuant to the Documents and have been duly executed and delivered by it.

6.	It is not necessary under the laws of Ireland in order to ensure the legality, validity, enforceability or performance or admissibility in evidence of the Documents or in order for the Company to execute and deliver the Documents and perform its obligations thereunder and under the Notes, that any approval, consent, licence, authorisation or exemption be obtained from any court or governmental or regulatory authority in Ireland or that any of the Documents or any particulars thereof be filed, registered, recorded, enrolled or notarised with, in or by any such court or authority.

7.	The choice of the law of the State of New York to govern the Documents will be upheld as a valid choice of law in any action in the Irish courts.

8.	The submission by the Company:
8.1	to the courts of the Federal and state courts in the Borough of Manhattan New York under pursuant to the Underwriting Agreement; and

8.2	to any New York State court or United States federal court sitting in the Borough of Manhattan in the city of New York pursuant to the Indenture, is valid and binding upon the Company.

9.	The Company is not entitled to any form of sovereign immunity from legal proceedings, jurisdiction or execution of judgments.

10.	It is not necessary under the laws of Ireland (a) in order to enable any one of the Underwriters (as defined in the Underwriting Agreement) to enforce its rights under the Underwriting Agreement or (b) by reason of the execution of the Underwriting Agreement or the performance by any of them of its obligations thereunder, that it should be licensed, qualified or otherwise entitled to carry on business in Ireland save that in the case of (i) a bank acting through a place of business in Ireland such bank would be obliged to hold a licence from the Central Bank of Ireland issued under the Central Bank Act 1971 or to have passported an appropriate authorisation from another EU/EEA Member State under the Banking Consolidation Directive (recast) (Directive 2006/48/EC) or (ii) a person acting as an investment firm (as defined in the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended) (the “Regulations”) in Ireland would be obliged to hold a licence from the Central Bank of Ireland or to have passported an appropriate authorisation from another EU/EEA Member State under the Markets in Financial Instruments Directive (Directive 2004/39/EC).

11.	It is not necessary under the laws of Ireland (a) in order to enable the Trustee to enforce its rights under the Indenture or (b) by reason of the execution of the Indenture or the performance by the Trustee of its obligations thereunder, that it should be licensed, qualified or otherwise entitled to carry on business in Ireland save that in the case of a bank acting through a place of business in Ireland such bank would be obliged to hold a licence from the Central Bank of Ireland issued under the Central Bank Act 1971 or to have passported an appropriate authorisation from another EU/EEA Member State under the Banking Consolidation Directive (recast) (Directive 2006/48/EC).

12.	Save for the Financial Transfers Act, 1992 referred to above there are no provisions of Irish law which would restrict financial transfers to be made under or in connection with the Documents.
Tax Opinion
13.	Payments of interest on the Notes by the Company may be made without deduction of Irish tax.

14.	No stamp duty or similar documentary tax is payable in Ireland in respect of the execution, delivery, or performance of the Underwriting Agreement or in respect of its admission in evidence in Ireland.

15.	The statements in the Prospectus Supplement under the heading ‘Certain Material Income Tax Consequences – Irish Taxation’ are accurate and correct in all material respects.

16.	The Underwriters (as defined in the Underwriting Agreement) will not become resident or domiciled in Ireland for Irish tax purposes and will not become subject to Irish tax by reason only of the execution and performance of the Underwriting Agreement or the transactions contemplated thereby.

17.	The Trustee will not become resident or domiciled in Ireland for Irish tax purposes and will not become subject to Irish tax by reason only of the execution and performance of the Indenture or the transactions contemplated thereby.

Annex C
Opinion of Dutch Counsel
1. Corporate Status of the Company
The Company is duly incorporated as a private limited liability company (Besloten Vennootschap met beperkte aansprakelijkheid) and is validly existing and since the Company has not been dissolved, is not in liquidation, has not merged nor demerged as a result of which the Company ceased to exist, has not been declared bankrupt and has not been granted suspension of payments, it may be considered in good standing (an expression, however, which has no recognized meaning under Netherlands law).
2. Share capital of the Company
According to the Shareholders Register, the entire issued share capital of the Company consists of 10,000,000 shares, each share with a nominal value of EUR 0.01, all of which shares (the “Shares”) are held by Willis Group Holdings PLC.
3. Corporate capacity / Corporate actions
The Company has the necessary corporate capacity to enter into and perform the Agreements, to which it is a party, and has taken all necessary corporate actions to authorize the execution, delivery and performance of the Agreements.
4. Due execution
In accordance with article 19.1 of the Articles, the board of managing directors of the Company shall represent the Company. The authority to represent the Company shall also be vested in a managing director A and a managing director B acting jointly.
According to the Excerpt the board of managing directors of the Company consists of Adriaan Cornelis Konijnendijk (managing director A), Dennis Beets (managing director A), Paulus Cornelis Gerhardus van Duuren (managing director A), Charles William Mooney (managing director B) and Sarah Joan Turvill (managing director B) (jointly the “Board Members”).
Since the Board Resolution, which contains the Power of Attorney, is expressed to have been executed by all of the Board Members, the Power of Attorney has been validly issued on behalf of the Company.
Thus, the execution of the Agreements on behalf of the Company by means of the signature of Mr. A.G. Ciongoli and/or Mr. A.C. Konijnendijk acting upon the Power of Attorney constitutes a due execution of the Agreements on behalf of the Company.
5. Choice of law. Enforcement of judgements
The Dutch courts will recognize and give effect to the choice of the laws of the State of New York to govern the Agreements. As to the enforcement of any judgments rendered by the Federal and State courts in the Borough of Manhattan in New York City, United States of America, to which non-exclusive jurisdiction the Company has submitted in the Agreements, reference is made to the qualification under (C) below.
6. No filings or consents
No consents, licenses and approvals of any administrative agency or governmental or other body in the Netherlands are required as of the date hereof pursuant to Dutch law in connection with the execution and delivery by the Company of the Agreement and for the performance by the Company of the terms thereof, and for the validity and enforceability thereof.
7. Non-conflict or violation
The entry into and performance by the Company of the Agreement does not and will not conflict with any present statute, law or governmental regulation in the Netherlands to which the Company is subject, or violate any provisions of the Articles.

Annex D
Opinion of Internal Counsel to the Issuer
The statements included in the Issuer’s Annual Report for the year ended December 31, 2010 on Form 10-K and our Current Report dated March 14, 2011 on Form 8-K, as incorporated by reference in the Preliminary Prospectus and the Final Prospectus under the headings, “Risk Factors—Legal and Regulatory Risks—Our business, results of operations, financial condition or liquidity may be materially adversely affected by actual and potential claims, lawsuits, investigations and proceedings,” “Item 1—Business—Regulation,” and “Item 3—Legal Proceedings,” insofar as such statements summarize Irish legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such Irish legal matters, agreements, documents or proceedings.